                                                                EXHIBIT 10.6.3

                                        LANDLORD:
                                        GLENN DALE BUSINESS CENTER, L.L.C.









                                        TENANT:
                                        ASSOCIATED PACKAGING ENTERPRISES, INC.







                              ----------------------

                                       LEASE

                              ----------------------



                                       Dated:

                                  July 31, 1997







                          GLENN DALE BUSINESS CENTER

              Trade Name: Associated Packaging Enterprises, Inc.

                             LEASE BY AND BETWEEN
               GLENN DALE BUSINESS CENTER, L.L.C., LANDLORD,
             and ASSOCIATED PACKAGING ENTERPRISES INC., TENANT



                               TABLE OF CONTENTS

 1.  Payment of Rental......................................   2
 2.  Use....................................................   2
 3.  Utilities..............................................   2
 4.  Assignment and Subletting..............................   3
 5.  Loading Capacity.......................................   3
 6.  Increase in Landlord's Insurance Rates.................   3
 7.  Insurance-Indemnification..............................   3
 8.  Alterations............................................   4
 9.  Ownership of Alterations...............................   4
10.  Repairs and Maintenance................................   5
11.  Tax Escalation.........................................   6
12.  Default................................................   6
13.  Total or Partial Destruction...........................   7
14.  Possession.............................................   8
15.  Exterior of Premises - Signs...........................   8
16.  Relocation.............................................   8
17.  For Rent/Sale Signs....................................   8
18.  Right of Entry.........................................   8
19.  Termination of Term....................................   8
20.  Condemnation...........................................   9
21.  Subordination/Estoppel/Non-Disturbance.................   9
22.  Attornment.............................................   9
23.  Parking and Common Area................................  10
24.  Compliance with Laws...................................  11
25.  Notices................................................  12
26.  Non-Waiver.............................................  12
27.  Successors and Assigns.................................  12
28.  Security Deposit/Construction..........................  12
29.  Accord and Satisfaction................................  13
30.  Notices to Mortgagee...................................  13
31.  Estoppel Certificate...................................  13
32.  Mechanic's Liens.......................................  13
33.  Waiver of Jury Trial and Right to Counterclaim.........  13
34.  Brokerage..............................................  14
35.  Tenant Representative..................................  14
36.  No Offer...............................................  14
37.  Tenant's Right to Audit................................  14
38.  Miscellaneous..........................................  14

                                   EXHIBITS
                        Exhibit A - Plat of Premises
                 Exhibit B - Construction Specifications
                       Exhibit C - Common Facilities
                              Guaranty Agreement

          THIS LEASE, made this 31st day of July, 1997, by and between GLENN DALE BUSINESS CENTER, L.L.C. by Continental Realty Corp., Agent, having an address at 17 West Pennsylvania Avenue, Towson, Maryland 21204, (hereinafter called "Landlord"), and ASSOCIATED PACKAGING ENTERPRISES, INC., a Maryland corporation, having an address at 7100 Holiday Tyler Road, Glenn Dale Business Center, Glen Dale, Maryland 20769, (hereinafter called "Tenant").

          WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former, the following Premises (hereinafter sometimes called the "Premises"):

          BEING all those Premises crosshatched and outlined in red on the Plat attached hereto as Exhibit A, which Premises shall be deemed to contain approximately 18,000 square feet, said Premises being located within a building known as Glenn Dale Business Center, 7100 Holiday Tyler Road, Glen Dale, Maryland 20769, which building contains approximately 310,000 square feet located on approximately 32 acres.

for the term of ten (10) years, beginning on August 1, 1997 ("Commencement Date"), and ending on the last day of July, 2007 at and for the annual rent of Three Dollars and Seventy-Five Cents ($3.75) per square foot or Sixty Seven Thousand Five Hundred Dollars ($67,500) per annum, payable in advance, in equal monthly installments, as follows: Five Thousand Six Hundred Twenty Five Dollars (5,625.00), on the first day of each and every month during the term of this Lease, without setoff, recompense or deduction, for the first year of the Lease; thereafter, effective each July 1 of the term, rent shall increase per annum by three percent (3%) over the rent payable for the preceding lease year. If the term of this Lease shall commence on a date other than the first day of a month, the rental for the period from the date of commencement of the term to the first day of the next full calendar month of the term shall be prorated and shall be payable on the first day of the term; if the term of this Lease shall end on a date other than the last day of a month, the rent for the period from the first day of the last month of the term to the date the term ends shall be prorated and shall be payable on the first day of the last month of the term. See further Rider, Page 1(a).

     Notwithstanding anything contained in this Lease to the contrary, Tenants in consideration of the construction which it will be doing in its Premises shall be given a rent abatement for the first five (5) months of the term, from August 1, 1997, through December 31, 1997, of fifty percent (50%) of the monthly minimum rental payable during each of those months; at the beginning of the second year of the Lease term, after Landlord has assessed the three percent (3%) increase over the prior year, Tenant will once again be given a rental abatement from August 1, 1998, through December 31, 1998, of fifty percent (50%) of the monthly minimum rent payable during those months.

     Landlord hereby grants Tenant the preceding abatement of half of the minimum rent for the period from August 1, 1997 to December 31, 1997 and for the period from August 1, 1998 through December 31, 1998, ("Rent Abatement"), provided Tenant shall keep, perform and observe all the terms, covenants and conditions of the Lease herein contained, and shall be free from any default in the payment of rent and any additional rent, charges and amounts payable hereunder, for the entire term of this Lease. Upon the occurrence of an event of default in the payment of rent or any other amount payable under the Lease, Landlord may rescind the Rent Abatement granted in this paragraph, and promptly upon demand by Landlord Tenant shall pay as additional rent hereunder, the full amount of the Rent Abatement.

     At any time after the Commencement Date, Landlord may remeasure the floor space in the Premises. If the floor space differs from the size stated herein, the Landlord may send notice of the remeasurement to Tenant and the rent and any additional charges or additional rental measured by the floor space shall be adjusted either from the date of the notice or from the rent commencement date, as Landlord shall elect or at such time Tenant shall relinquish all but 18,000 square feet (or 25,000 square feet, as the case may be). Tenant hereby represents and warrants to Landlord that Tenant has made its own investigation and examination of all the relevant data relating to or affecting the Premises and is relying solely on its own judgment in entering into this Lease, specifically, and without limitation. Tenant represents and warrants to Landlord that Tenant has had an opportunity to measure the actual dimensions of the Premises and agrees to the square footage figures set forth hereinabove for all purposes of this Lease (except in the event of a condemnation or casualty that decrease the size of the Premises as more fully provided elsewhere in this Lease).

                                     RIDER

     Tenant shall have the option to extend its Premises to 25,000 square feet by adding an additional 7,000 square feet shown on Exhibit A "Expansion Space," anytime before August 1, 1998, by providing Landlord with at least two (2) months prior written notice of its intention to expand, upon receipt of which notice. Landlord will then commence the Expansion Space Work as detailed on Exhibit B of this Lease. Once Landlord completes its work and delivers the Expansion Space to Tenant, then upon delivery, the Expansion Space shall be deemed part of the Premises, and the annual rent payable hereunder shall increase to Ninety Three Thousand Seven Hundred Fifty Dollars ($93,750) per annum, or Seven Thousand Eight Hundred Twelve Dollars and Fifty Cents ($7,812.50) per month.









                                       1a

     If Tenant shall, during the whole of said term and any renewal or extension thereof, well and faithfully keep and perform the terms, covenants and conditions in this Lease contained on Tenant's part to be kept and performed, Tenant shall have the option to renew the term of this Lease for one (1) consecutive term of five (5) years following the expiration of the original term. The renewal term shall be on the same terms, covenants and conditions as the original term, including that the minimum rent shall be adjusted annually as provided above (three percent (3%) per annum increase), and except there shall be no further right of renewal after the renewal term provided for herein.

     Such right of renewal must be exercised by delivery to Landlord of an unequivocal written notice of election to renew at least six (6) months prior to the expiration of the original term, and upon the giving of such notice and without any further instrument this Lease shall be deemed to be renewed, subject to the conditions herein provided.

     All rentals shall be paid to Landlord at: P.O. Box 10147, Baltimore, Maryland 21285, or at such other place or to such appointee of the Landlord as Landlord may from time to time designate in writing.

             THIS LEASE IS MADE SUBJECT TO THE FOLLOWING ADDITIONAL
                       TERMS, COVENANTS AND CONDITIONS:


     1. PAYMENT OF RENTAL. Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff, recoupment or deduction whatsoever.

     2. USE. Tenant covenants to use the Premises for the purpose of packaging manufacturing and the incidental office use related to its operation as a packaging manufacturing, storage and distribution facility (the "Permitted Use") and for no other purpose or purposes. Tenant shall operate the Premises in the name of Associated Packaging Enterprises, Inc., as well as D.C. Ventures, Inc., Image Systems Packaging, Inc., and/or Professional Packaging Solutions, Inc., and under no other name or trade names unless approved in writing by Landlord.

     Tenant agrees to comply with all applicable zoning and other laws, regulations and requirements of governmental authorities and provide and install at its own expense any additional equipment or alternations required to comply with all such laws, regulations and requirements as may be promulgated from time to time. In addition, if Tenant adds a new function to its operations or changes the use set forth in this Paragraph 2, even if with Landlord's consent, Tenant agrees further to comply with any and all requirements of Landlord's insurance carrier(s) and applicable law(s).

     3.  UTILITIES.

         (a) Water/Sewer. Tenant agrees to pay, as additional rent, its proportionate share of the water and sewer charges billed to Landlord, which "proportionate share" shall be determined as follows: Tenant's square footage divided by the total square footage of the building actually leased and occupied.

         (b) Gas and Electricity. Landlord anticipates that it will, within one (1) year of the commencement of this Lease, meter or sub-meter Tenant's gas and electric so that Tenant will pay based on sub-meter readings to Landlord or, based on meter readings directly to the utility company. Until Landlord separately meters the gas and electric service in the building so that each tenant has its own meter or sub-meter to measure its gas and electrical usage, Tenant agrees to pay as additional rent its fair share of the gas and electricity charges billed to the total building which "fair share" shall be determined by Landlord at its reasonable discretion. When Tenant's gas and electrical service is separately metered or sub-metered, Tenant agrees to pay as additional rent all gas and electrical service charges for the Premises based on its meter or sub-meter readings, directly to the utility company in the event of a separate meter being provided, or to the Landlord within fifteen (15) days after Landlord bills the Tenant in the event of a sub-meter.

         (c) Miscellaneous. In addition to the preceding, Tenant shall pay all costs of telephone and any other utilities used and consumed on the Premises, or by the Tenant for Tenant's operations, together with all taxes, levies or other charges on such utilities, either directly to the utility supplying said services or to the Landlord, if the Landlord supplies said services to Tenant.

     Wherever Landlord is required to bill Tenant for any utilities charges, Tenant agrees that it shall pay Landlord within fifteen (15) days of its receipt of Landlord's billing, and said charges shall be deemed to be additional rent due.

     Landlord shall have the right at anytime and from time to time during the Lease term to either contract for service from a different company or companies providing electric service or gas service or other utilities or to continue to contract for service from the service provider currently providing service (variously, "Utility Service Provider"). In conjunction therewith, Tenant shall cooperate with Landlord and Utility Service Provider at all times and, as reasonably necessary, shall allow Landlord and/or Utility Service Provider reasonable access to the building's electric lines, feeders, risers, wiring, plumbing lines and any other machinery or equipment located within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense Tenant may incur or sustain by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy or the gas service or other utility service furnished to the Premises or if the quantity or character of the electric energy or gas service or other utility service supplied by Utility Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute no actual or constructive eviction, in whole or in part, or entitle Tenant so any abatement or diminution of rent, or relieve Tenant from any of its obligation under the Lease.

     4.  ASSIGNMENT AND SUBLETTING.

         (a) Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the Premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessor is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess net of Tenant's initial cost of subletting as is received by Tenant from such assignee or sublessee. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

          (b) In the event this Lease contains a renewal option exercisable by Tenant, Landlord's consent to an assignment or sublease of the Premises or any portion thereof during the original Lease term shall be deemed to be conditioned upon the agreement of Tenant and such assignee or sublessee that such renewal right or option shall terminate and be of no further force or effect unless Landlord's consent to such assignment or sublease expressly provides otherwise.

          (c) In the event Tenant desires to assign this Lease or to sublease all or any substantial portion of the Premises, Landlord shall have the right and option to terminate this Lease, which right of option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

     5. LOADING CAPACITY. Tenant covenants and agrees that it shall not load the Premises beyond its present carrying or loading capacity.

     6. INCREASE IN LANDLORD'S INSURANCE RATES. Tenant will not do, or suffer to be done, anything in or about the Premises, or keep or suffer to be kept, anything in or about the Premises which will circumvent or affect any policy of insurance, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Tenant will, at Tenant's sole expense, take all such actions and make any installations or alterations as may be necessary to obtain the greatest possible reduction in the insurance rates for the Premises and the building in which the Premises are located, caused by the occupancy of Tenant, the nature of the business carried on by Tenant in the Premises, or otherwise resulting from any act of Tenant, its agents, servants, employees or customers.

     7.  INSURANCE INDEMNIFICATION.

         (a) Tenant shall maintain the following insurance: (i) comprehensive general public liability insurance in respect of the Premises and the conduct and operation of Tenant's business thereto, with Landlord as an additional named insured and at Landlord's written request with the lessor of any ground or underlying lease of all or any part of the Premises as additional named insured, with limits of not less than $1,000,000 for bodily injury or death to any one person, $3,000,000 for bodily injury or death to any number of persons in any one occurrence and $1,000,000 for property damage, including water damage and sprinkler leakage and liability, (if sprinklered); (ii) steam boiler, air conditioning, and machinery insurance, if applicable, protecting Landlord and Tenant, with limits of not less than $500,000, but only if there is a boiler or pressure object or either similar equipment in the Tenant's Premises; (iii) fire insurance with extended coverage and broad form all-risk endorsements covering all of Tenant's stock and trade, fixtures, furniture, furnishings, floor coverings, equipment, signs, and all other property belonging to Tenant or entrusted to Tenant or demised hereby, including installations and improvements of Tenant made in, on or about the Premises in any amounts required by any lender, but not less than the full insurable replacement value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies; (iv) business interruption insurance in an amount sufficient to meet any co-insurance requirements, but in no event less than the equivalent of twelve (12) months' rent (unless Landlord provides rental insurance and bills Tenant for it pursuant to Tenant's obligations to pay increases in Landlord's costs of insuring the building, as set forth in Paragraph 23(c)). Tenant shall deliver to Landlord such fully paid for policies or certificates of insurance at least ten (10) days before the Commencement Date of this Lease. Tenant shall procure and pay for renewal of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insured(s) such renewal policy at least thirty (30) days before the expiration of any existing policy. If Tenant fails to comply with any portion of this provision, Landlord may, but shall not be obligated to, obtain insurance for Tenant and keep same in effect and Tenant shall pay Landlord all costs incurred, upon demand, plus 15% for overhead/administrative expenses. Landlord shall not be liable for any damage or loss arising from the bursting, overflowing, or leaking of the roof or of water, sprinkler, sewer, or steam pipes, or for malfunctioning heating, air conditioning or plumbing fixtures or from electric wire or fixtures or arising from any other cause whatsoever, unless caused by Landlord's negligent or willful misconduct.

          (b) Tenant shall and does hereby indemnify and save harmless Landlord, its successors or assigns, from all claims and demands of every kind, that may be brought against it, them or any of them for or on account of any damage, loss or injury to persons or property in or about the Premises or the building and appurtenances in which the Premises are situated, arising from or out of Tenant's use or occupancy thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, servants, contractors, employees or invitees, and from any and all costs and expenses, counsel fees, and other charges which may be imposed upon Landlord, its successors or assigns, or which it or they may be obligated to incur in consequence thereof. All personal property and fixtures in the Premises shall remain at Tenant's sole risk. Tenant shall insure such property and fixtures against loss or damage by fire and casualties ordinarily included in the extended coverage endorsement in use in Maryland in an amount equal to 100% of the replacement value thereof.

          (c) Landlord may, in its reasonable business judgment, maintain insurance on the property including but not limited to equipment and systems in or pertaining to the building or property and including but not limited to public liability insurance, property damage insurance, automobile insurance, sign insurance, fire and extended coverage insurance, rent insurance, boiler liability and casualty insurance, flood and earthquake insurance, and plate glass insurance. For any insurance maintained by Landlord with respect to the property and/or its equipment, Tenant agrees to pay as additional rent Tenant's proportionate share of any increases in said premiums for any insurance carried on the property or any portion thereof, in excess of the insurance premiums paid for the base year October 1, 1997, through September 30, 1998. If this Lease shall be in effect for less than a full insurance year, Tenant shall pay its proportionate share of the increase in the insurance premium based upon the number of months that this Lease is in effect. For purposes of calculating Tenant's "proportionate share", the increase in the insurance premium bill will be multiplied by a fraction, the numerator of which shall be the Floor Space of the Tenant's Premises, and the denominator of which shall be the leasable Floor Space of the building. All computations shall be made in accordance with generally accepted accounting principles and the "Floor Space" referred to herein will be based upon the Floor Space occupied or ready for occupancy (whether or not leased) on the first day of each month during the period in question. The Floor Space of the building at the time of the Lease execution is 310,000 square feet. Any payment due hereunder shall be deemed to be additional rental pursuant to this Lease and shall be paid within ten (10) days of Landlord's billing.

     8. ALTERATIONS. Tenant shall not make any structural or non-structural alterations to the Premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installation shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the Premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

     9. OWNERSHIP OF ALTERATIONS. Unless Landlord shall elect that all or part of any alteration made by Tenant to the Premises (including any alteration consented to by Landlord pursuant to Paragraph 8 hereof) shall remain on the Premises after the termination of this Lease, the Premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant's sole expense.

Upon such election by Landlord, any such alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of the Landlord at the expiration or sooner of the termination of this Lease, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord.

          Tenant shall repair promptly, at its own expense, any damage to the Premises caused by bringing into the Premise any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

     10.  REPAIRS AND MAINTENANCE.

          (a) The Premises hereby leased, are leased to Tenant "As Is," except as specifically provided in Exhibit B. Further, except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Premises, and any work which may be necessary to outfit the Premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the Premises prior to the execution of this Lease, and Tenant further acknowledges hat Landlord has made no warranties or representations with respect to the condition or state of repairs of the Premises, except as specifically set forth in Exhibit B.

          (b) Tenant will, during the term of this Lease, keep the Premises and appurtenances (including windows, doors, plumbing, heating and electrical facilities and installations), in good order and repair and will make all necessary repairs thereof at its own expense, except that Landlord will make all necessary repairs (except painting) to the exterior walls and roof of the building, after being notified in writing by Tenant of the need for such repairs, and shall have a reasonable time in which to complete such repairs. After Landlord's warranty (Exhibit B) expires, Tenant agrees to carry a maintenance and/or service agreement or policy on the HV/AC system in the Premises. Tenant shall provide Landlord with a copy of such policy or certificate evidencing such coverage. In the event that the repairs required to be made by Landlord are necessitated as a result of negligence or misuse by Tenant, its agents, servants, employees, licensees or guests, or by any contractor engaged by or on behalf of Tenant, such repairs shall be made by and be paid for by Tenant.

          Tenant will, at the expiration of the term or at the sooner termination, deliver up the Premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear and damage by casualty excepted, (where Lease is terminated due to the casualty provision of this Lease). In addition, Tenant must remove all of its trade fixtures and equipment and must fill any and all holes in the floor after removing said trade fixtures and equipment, topping the filled holes with a six inch concrete cap, reinforced with a reinforced steel rebar. Moreover, the Premises must be broom swept and clean and any office area cleaned and straightened out.

          Tenant further agrees that it will maintain the Premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; and that it will not permit undue accumulation of garbage, trash, rubbish or other refuse, but will remove the same at its own expense and will keep such refuse in proper containers inside the Premises until removed. At any time after the commencement of this Lease, Landlord may designate areas outside the Premises for storage of Tenant refuse/garbage. In the event of any Tenant default pursuant to this obligation, Tenant specifically agrees that Landlord can have Tenant's garbage, trash, rubbish or other refuse removed and Tenant will be required to pay, as additional rental, any costs which Landlord incurs in said removal plus fifteen percent (15%) Landlord administrative/overhead expenses. Tenant further agrees that it will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install the same at its own cost and expense, and Tenant shall obtain, at Tenant's expense, all permits required for such installation.

          (c) In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by subparagraphs (a) and (b) hereof within forty-eight (48) hours, after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event, Landlord may, at its option, enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay promptly upon demand any cost or expense incurred by Landlord in taking such action.

          (d) Tenant shall keep all of its Premises sufficiently heated during freezing weather in order to keep any water pipes in the Premises or serving the Premises from freezing.

          (e) If governmental regulations require recycling of any or all of the trash generated in the Premises, Tenant hereby agrees to participate in any recycling program and to assume any obligation for recycling which may be imposed upon Landlord as the property owner, with respect to the refuse, garbage and trash generated by the Premises' operation.

     11. TAX ESCALATION. As of the Commencement Date of this Lease, the Premises hereby leased comprise approximately five and eight tenths percent (5.8%) of the total land and/or buildings within which the Premises are located. Tenant agrees to pay as additional rent, within thirty (30) days of Landlord billing, Tenant's proportionate share of any increases in real estate taxes assessed against the land and/or building, as improved, in excess of the taxes for the 1997/1998 tax year, whether as a result of an increase in the tax rate, or the levy assessment or imposition of any tax on real estate as such not now levied, assessed or imposed. Increases in real estate taxes shall be deemed to include any increases assessed against the land and/or buildings generally, and not resulting from improvements placed therein by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay one hundred percent (100%) of the amount of said increase. If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay its proportionate share of the increase in taxes, based upon the number of months that this Lease is in effect. For purposes of calculating Tenant's "proportionate share", the increase in the real estate tax bill will be multiplied by a fraction, the numerator of which shall be the Floor Space of the Tenant's Premises, and the denominator of which shall be the leasable Floor Space of the building. All computations shall be made in accordance with generally accepted accounting principles and the "Floor Space" referred to herein will be based upon the Floor Space occupied or ready for occupancy (whether or not leased) on the first day of each month during the period in question. The Floor Space of the building at the time of the Lease execution is 310,000 square feet. Any payment due hereunder shall be deemed to be additional rental pursuant to this Lease and shall be paid within ten (10) days of Landlord's billing. "Taxes" or "real estate taxes" as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other benefits or assessments which may be levied on the Premises or the land and/or building(s) in which the same are situated, as well as any and all costs or fees incurred by Landlord in contesting any real estate tax assessment, but shall not include any income tax on the income or rent payable hereunder.

     12.  DEFAULT.

          (a)  Any of the following events shall constitute a default by
Tenant:

               (i) If the rent (basic or additional) shall be in arrears, in whole or in part; or

               (ii) If Tenant shall have failed to perform any other term, condition or covenant of this Lease on its part to be performed for a period of ten (10) days after notice of such failure by Landlord; or

               (iii) If the Premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term; or

               (iv) If Tenant is adjudicated a bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters any order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment is not vacated within ten (10) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this subparagraph (iv) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing of its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or

               (v) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged within ten (10) days thereafter.

          (b) In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

               (i)    To distrain for any rent or additional rent in default;
and

               (ii) At any time after default, without notice, to declare this Lease terminated and enter the Premises with or without legal process, and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

          Notwithstanding any such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date, including but not limited to Tenant's contribution to taxes and utilities under Paragraphs 3 and 11 and Tenant's contribution to common area costs under Paragraph 23 for the year of termination; (b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant's default, including, but not limited to, the reasonable costs of reletting the Premises and any broker's commissions payable as a result thereof; (c) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law, in the event Landlord brings any action against Tenant to so force compliance by Tenant with any covenant or condition of this Lease, because of Tenant's default in performing any such covenant or condition. Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including reasonable attorneys' fees.

          (c) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder within ten (10) days from the date on which such payment was due, Landlord may, at its option, charge Tenant a late charge equal to fifteen percent (15%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord after written notice from Landlord to Tenant assessing the same. In addition, Tenant shall be liable for an administrative charge of Twenty-five Dollars ($25.00) for each check or draft which is not honored by the drawee for any reason.

     13.  TOTAL OR PARTIAL DESTRUCTION.

          (a) Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises. If (i) the Premises shall be damaged by fire or other occurrence to the extent of more than seventy-five percent (75%) of the cost of replacement thereof, or (ii) if the entire building shall be damaged by fire or other occurrence to the extent of more than seventy-five percent (75%) of the aggregate cost of replacement of the entire building, or (iii) the building shall be damaged by fire or other occurrence and the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining same) shall, by reasonable anticipation, be insufficient to pay for the repair or restoration work to be done by Landlord, or (iv) the Premises shall be damaged by fire or other occurrence to the extent of more than fifty percent (50%) of the cost of replacement thereof during the last two (2) years of the term, then in any such event Landlord may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate. If the Premises shall be damaged by fire or other casualty to the extent of more than fifty (50%) percent of the cost of replacement thereof during the last two years of the term, Tenant may terminate this Lease by notice given before Landlord commences any repair or restoration work and in any event within thirty (30) days after such damage, and this Lease shall terminate upon the giving of such notice.

          (b) If this Lease shall not be terminated after damage by fire or other casualty pursuant to the preceding sub-paragraph, Landlord and Tenant shall, promptly after receipt of insurance proceeds for such damage and to the extent that insurance proceeds are available, proceed with the restoration of the Premises and the building to substantially the condition in which the same existed prior to the damage with such changes or additions as Landlord may desire to make. In no event, however, shall Tenant's stock-in-trade, trade fixtures, furniture, furnishings, removable floor coverings, equipment, signs and other property be Landlord's responsibility and Tenant shall promptly proceed with restoration or replacement of same together with any alterations or improvements it has made to its Premises and Tenant's liability for said restoration or replacement shall not be limited to its insurance proceeds.

          (c) If this Lease shall not be terminated by fire or other casualty, Landlord's and Tenant's restoration shall be completed as promptly as reasonably possible, and, to the extent that the Premises is unusable (on a per square foot basis), rent (but not additional rental such as utilities, taxes or common area charges) reserved hereunder shall abate in proportion to the area of the Premises damaged until Landlord's work is completed.

          (d) Despite anything contained to the contrary in this Paragraph, and without limiting Landlord's rights or remedies hereunder, rental shall not be abated under this provision if in Landlord's opinion, any damage or destruction is caused by any fault, neglect, default, negligent act or negligent omission of Tenant or those for whom Tenant is in law responsible or by any other person entering upon the Premises under express or implied invitation of Tenant.

     14. POSSESSION. In case possession of the Premises, in whole or in part, cannot be given to Tenant on or before the commencement date of the term of this Lease, Landlord agrees to abate the rent and additional rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the Premises to Tenant on the date herein specified.

     15.  EXTERIOR OF PREMISES--SIGNS.

          (a) Tenant covenants and agrees that it will not place or permit any sign or other thing of any kind, in or about the exterior of the Premises or the building in which the Premises are situate, nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the building, without in each such instance obtaining the prior written consent of Landlord. Tenant shall not display any "going out of business" sign without prior written consent of Landlord. If Landlord shall install a roadside sign, then Landlord shall permit Tenant to install signs showing names of its various entities at its sole expense, which signage shall be subject to Landlord's prior written approval.

          (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or building in the front, rear, or sides of the building, nor block the side walk, parking lot or other exterior portion of the Premises or building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenants, nor do anything which will, in any way, change the uniform and general design of any property of Landlord in which the Premises are situate. Landlord will at all times control all outside areas of the property and exterior portions of the Premises and building including sidewalks and parking lots.

     16. RELOCATION. Landlord reserves the right all times to require that Tenant relocate the Premises hereby leased, at Tenant's expense, to another location in the building comparable to that leased hereunder, provided Landlord gives Tenant at least thirty (30) days prior written notice of such relocation, and provided Landlord gives Tenant a one (1) month's rent abatement in consideration of Tenant's moving expenses. Moreover, if Tenant is relocated during the first year of the Lease term, Landlord will provide up to 1,000 square feet of office and a storefront entrance with windows in Tenant's new location at Landlord's sole cost and expense, and will give Tenant access to a loading dock with at least three (3) dock-level doors plus a drive-in door in its new location.

     17. FOR RENT/SALE SIGNS. Landlord shall have the right to place a "For Rent" sign on any portion of said Premises for six (6) months prior to termination of this Lease and to place a "For Sale" sign thereon at any time. During such six-month period, Landlord may show the Premises and all parts thereof to prospective tenants/purchasers between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday or any legal holiday on which Tenant shall not be open for business.

     18. RIGHT OF ENTRY. Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times, to enter and inspect the Premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the Premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease.

     19. TERMINATION OF TERM. It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to double the highest monthly rental installment reserved in this Lease.

     20.  CONDEMNATION

     (a) If, during the term of this Lease, all or twenty-five (25%) or more of the Premises shall be taken by any public or quasi-public authority under power of condemnation, eminent domain, or expropriation, or in the event of conveyance of twenty-five percent (25%) or more of the Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and the rent (including additional rent) shall be apportioned to and above from and after, the date of taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord.

     (b) If, during the Lease term, less than twenty-five percent (25%) of the Premises is taken, this Lease shall remain in full force and effect according to its terms and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as may be necessary to make the remainder of the Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount to excess of the award received by Landlord for such taking.

     (c) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by stature or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

     21. SUBORDINATION/NON-DISTURBANCE. Landlord shall have the right to place a mortgage or mortgages on the Premises and the property of whcih the Premises is a part, and this Lease shall be subordinate to any such mortgage or mortgages or superior thereto, as the mortgagee(s) may elect from time to time. Notice of such election shall be given to Tenant in connection with any mortgage foreclosure.

     Within ten (10) days after a written request from time to time made by Landlord, Tenant shall deliver to Landlord a signed and acknowledged statement in writing setting forth: (i) that this Lease is unmodified, in full force and effect, free of existing defaults of Landlord and free of defenses against enforceability (or if there have been modifications or defaults, or if Tenant claims defenses against the enforceability hereof, then stating the modifications, defaults and/or defenses), (ii) the dates to which Rent and Additional Charges have been paid, and the amount of any advance rentals paid, (iii) the commencement and expiration dates of the Term, (iv) whether Tenant has given written notice exercising its rights, if any, to renew this Lease, and if so, the renewal term so opted, and (v) that Tenant has no outstanding claims against Landlord (or if there are any claims, then stating the nature and amount of such claims); it being intended that any such statement may be relied upon by any purchaser or mortgagee of Landlord's interest in the Premises, or any prospective purchaser or mortgagee.

     Anything in the foregoing sections notwithstanding, this Lease is expressly contingent upon Landlord obtaining from Tenant a Subordination, Non-Disturbance and Allotment Agreement from Landlord's mortgagee, upon satisfaction of the following conditions: submission of Tenant's financial statement in such form and for such periods as Landlord's mortgagee may reasonably require; completion and execution by Tenant of a Tenant Estoppel Certificate; payment by Tenant of mortgagee's fee, if any, for the issuance of such Agreement.

     22.  ATTORNMENT.

     (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder both to Landlord and such assignee. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to assignee.

     (b) In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder. It is understood that such purchaser or purchasers may, at its or their option, terminate this Lease immediately upon giving written notice thereof to Tenant.

     23.  PARKING AND COMMON FACILITIES.

     (a) Landlord hereby further demises and leases to Tenant the right to use thirty (30) parking spaces within the parking lot adjacent to the building (which parking spaces are outlined in red and crosshatched on Exhibit A-I) for the use solely of Tenant's employees, agents, officers and invitees. Tenant agrees not to use, and not to permit its employees, agents, officers and invitees to use, any other parking spaces except the parking spaces made available to Tenant by Landlord. Tenant agrees that it will, at Landlord's request, furnish Landlord with a list of license plate numbers of all automobiles regularly used by Tenant's employees, agents, officers and invitees. Tenant further agrees that if any automobiles of Tenant's agents, employees, officers or invitees are found in parking areas other than those designated for Tenant's use, Landlord shall have the right to have such improperly parked vehicles towed away by a towing company designated by landlord, and Tenant shall pay Landlord, upon demand, all costs incurred by Landlord. Landlord reserves the right to relocate any of Tenant's parking spaces by reassigning to Tenant other parking spaces within the property shown on Exhibit A, or on parking lots which Landlord provides on properties adjacent to the bulding for the use of Tenant's employees, agents, officers and invitees; provided Landlord gives Tenant written notice of such reassignment at least ten (10) days prior to the effective date thereof. In the event Landlord gives such notice to Tenant, Tenant shall instruct all of its employees, agents, officers and invitees to use only the reassigned spaces and to cease use of the spaces formerly assigned.

     (b) As of the Commencement Date of this Lease, the Premises hereby leased comprise approximately five and eight tenths percent (5.8%) of the total land and/or buildings within which the Premises are located. Tenant agrees to pay as additional rent, within thirty (30) days of Landlord's billing, Tenant's proportionate share of any increases in Landlord's costs of operating, maintaining, repairing, replacing and insuring the common facilities (as hereinafter defined), including, but not limited to, loading areas, parking areas, pavements and walkways, and the cost of utilities for such common facilities as well as any costs incurred by Landlord in maintaining the leased facilities (as hereinafter defined) but shall not include the cost of any work which Landlord performs specifically for the exclusive use of any tenant of the bulding, nor any capital improvements which Landlord performs, in excess of such Landlord's costs for calendar year 1997. For purposes of calculating Tenant's "proportionate share", the increase in Landlord's Common Facilities costs and expenses described on Exhibit C will be multiplied by a fraction, the numerator of which shall be the floor space of the Tenant's Premises, and the denominator of which shall be the leasable floor space of the building. All computations shall be made in accordance with generally accepted accounting principles and the "Floor Space" referred to herein will be based upon the Floor Space occupied or ready for occupancy (whether or not leased) on the first day of each month during the period in question. The Floor Space of the building at the time of the Lease execution is 310,000 square feet. Any payment due hereunder shall be deemed to be additional rental pursuant to this Lease and shall be paid within thirty (30) days of Landlord's billing. In the event Tenant expands, Tenant's proportionate share shall increase in conjunction with such expansion.

     (c) Tenant shall have the right to the exclusive use of any entrances, exits, storage areas, and loading docks within the leased Premises or exclusively serving the leased Premises ("Leased Facilities"), subject to the condition that Landlord shall at all times have the right and privilege of determining the nature and extent to which such leased facilities may be used.

     In addition, Tenant shall have the right to the non-exclusive use of any walkways, entrances, exits, parking areas, outside storage areas or trash areas, if any, outside the leased Premises, serving the building in common with other tenants, ("Common Facilities") subject to the condition that Landlord shall at all times have the right and privilege of determining the nature and extent to which such common facilities may be used, and of making such changes, rearrangements, additions or reductions therein or thereto, which in Landlord's opinion are deemed to be desirable and in the best interests of all tenants of the building, or which are required as the result of any law or regulation. Tenant's non-exclusive right to use the common facilities is a license and not an easement. Tenant's non-exclusive license to use the common facilities shall be a license to access over and through the common facilities but not to store anything on the common facilities or to erect any structures, permanent or temporary, or to make any other use of the common facilities except as specifically permitted by Landlord. Where Landlord has designated a portion of the common facilities for any individual tenant's exclusive use, such as assigning parking spaces in a parking area to an individual tenant or creating a storage or trash disposal area to be used by an individual tenant, that individual tenant shall be deemed to have no further rights with respect to other parking areas and/or other trash removal areas or storage areas, but such individual tenants shall be limited to the specified areas provided by Landlord and such areas shall still be deemed to be part of the common facilities, although only made available by Landlord to designated tenants.

     Tenant agrees that Landlord may establish and from time to time change, alter and enforce against Tenant such reasonable rules and regulations as Landlord may deem necessary or advisable for the proper and efficient use, operation and maintenance of such common facilities. Landlord shall, at all times, have sole and exclusive control, management and direction of such common facilities, and may, at any time and from time to time, exclude and restrain any person from use or occupancy thereof. It shall be the duty of Tenant to keep all such facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's use. Tenant shall be fully liable for any damage to any of such facilities resulting from the negligence or misuse by Tenant, its agents, employees, contractors or invitees.
Landlord may, at any time and from time to time, either temporarily or permanently, close all or any portion of such common facilities to make repairs or changes, and to do and perform such other acts as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents and invitees.

     24.  COMPLIANCE WITH LAWS.

     (a) Tenant covenants and agrees that it will, at its own expense, observe, comply with and exercise all laws, orders, rules, requirements and regulations of all govermental agencies, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the Premises are situated, in any way pertaining to the Premises or the use and occupancy there.

     (b) The preceding shall include, but not be limited to, the following which Tenant shall not cause or permit to occur: (i) any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any "Hazardous Substance" (as defined herein) on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

     (c) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances and Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities pursuant to said laws. Should any authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs as a result of Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans. Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph within a reasonable time, Landlord may do so; and in such case Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the laws to the Premises and Tenant's use thereof, and for compliance there with, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages shall constitute a waiver of any of Tenant's obligations under this Paragraph and Tenant's obligations and liabilities hereunder shall survive the expiration of this Lease.

     (d) The term "Hazardous Substances" as used in this Lease shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority including without limitation "oil, petroleum products and their by-products" as defined by Maryland Natural Resources Code Ann. Section 8-1411-(a)(3) as amended from time to time, any "Hazardous Waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder, any "Hazardous Substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and any "Hazardous Substances" as defined by Maryland Health Environmental Code Ann., Title 7, Subtitle 2, as amended from time to time, and regulations promulgated thereunder).

     (e) Tenant shall indemnify, defend, and hold harmless the Landlord, the manager of the property and their respective officers, directors, beneficiaries, share-holders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of, or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs as a result of Tenants use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all governmental authorities under the laws. Tenant's obligations and liabilities under this sub-paragraph shall survive the expiration of this Lease.

     25. NOTICES. Any notice required by this Lease shall be sent by certified mail to Landlord at: 17 West Pennsylvania Avenue, Baltimore, Maryland 21204, Attention: Lawrence Rief, with copy to Legal Department,
P.O. Box 10147, Baltimore, Maryland 21285. Any notice required by this Lease shall be sent by certified mail to Tenant at: ASSOCIATED PACKAGING ENTERPRISES, INC., having an address at 7100 Holiday Tyler Road, Glenn Dale Business Center, Glen Dale, Maryland 20769 (if no other address specified, such notices to Tenant shall be addressed to the leased Premises). Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and therefore all notices to such party shall be sent by certified mail to such substitute address.

     26. NON-WAIVER. It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

     27. SUCCESSORS AND ASSIGNS. Except as herein otherwise specifically provided, this Lease and the covenants and conditions herein contained shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

     In the event of any sale or transfer of the fee of any Premises which includes the Premium devised hereunder, (other than a sale with a leaseback to the Grantor) or any assignment of any ground or underlying lease of any Premises which includes the Premium demised hereunder, the Grantor, transferor, or assignee, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Lease.

     Further, notwithstanding any provision herein to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the property (or the proceeds received by Landlord on the sale of such estate and property, but not the proceeds of any financing or refinancing thereof) in the event of any claim against the Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant for Tenant's use of the Premises, and such claim shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfactin of any judgment, (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant, and Tenant's use of the Premises, and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

     28.  SECURITY DEPOSIT/CONSTRUCTION.

     (a) Landlord hereby acknowledges receipt from Tenant of Five Thousand Six Hundred Twenty Five Dollars ($5,625.00) to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. The security deposit shall not accrue interest. If Tenant expands pursuant to the right of expansion set forth on page 1(a), then Tenant shall increase the security deposit within fifteen (15) days of expansion to equal one month's rent as of date of expansion. Landlord may, in Landlord's sole discretion, invest the deposit in interest bearing securities or accounts, and interest earned thereon, if any, shall belong to Landlord. Tenant further agrees that Landlord shall be entitled to co-mingle said security deposit and interest, if any, with its own funds. If, during the term of this Lease, or any renewal or extention thereof, any amount due from Tenant to Landlord as rental or otherwise, shall become past due, Landlord shall have the right, in its sole discretion, to apply the said security deposit, or any portion thereof, to satisfy such obligation and Tenant shall thereafter immediately replenish the security deposit to the sum specified above in this Section with the next payment of rental due hereunder. Further, in the event Tenant fails to comply with any of the terms or conditions contained in this lease, Landlord shall have the right to apply the security deposit against any brokerage fee paid by Landlord to secure equity and to repay Landlord for any money it expended in preparing the Premises for Tenant's occupancy; Tenant shall thereafter immediately replenish the security deposit to the sum specified above in this Section. With a reasonable time after the termination date of this Lease, the security deposit shall be returned to Tenant, less all costs incurred by Landlord in correcting or satisfying any default under this Lease and all costs incurred by Landlord in returning the Premises to the same condition as it was when delivered to Tenant, excluding reasonable wear and tear. No right or remedy available to Landlord as provided in this Section shall preclude or extinguish any other right or remedy to which Landlord may be entitled under this Lease or at law or in equity. If for any reason, Tenant has not deposited a security deposit with the Landlord contemporaneously with the signing of this Lease, Tenant agrees that it will do so within ten (10) days after written demand therefore by Landlord. In addition, this Lease is further secured by a Guaranty Agreement attached hereto and incorporated herein.

     (b) For a description of Landlord's Work and Tenant's Work, see further Exhibit B -- Construction Specifications.

     29. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of any lease amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earlier stipulated rent or additional charges; nor shall any endorsement or statement on any check or letter by deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

     30. NOTICES TO MORTGAGES. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety (90) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

     31. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, then the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiacy of any deed of trust constituting a lien on the Premises or upon property in which the Premises are situated.

     32. MECHANIC'S LIENS. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If Landlord receives any notice to file a mechanic's or other lien against the building, or any part thereof, or the Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Premises through or under Tenant, then Tenant shall act promptly to have such notice withdrawn and to settle any dispute that is the subject of such notice. If any petition to establish a mechanic's or other lien is filed, or if any mechanic's or other lien is actually established against the building, or any part thereof, or the Premises, or any part thereof, or if any mechanic's or other lien is actually established, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Premises through or under Tenant, then Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of court within 20 days after notice by Landlord to Tenant. Tenant shall, at Landlord's request, give written notice to all of Tenant's laborers and materialmen that Landlord shall not be responsible for labor on the Premises not at the time of said notice performed, or for materials which have been furnished. Tenant shall be responsible for paying as additional rent, any attorneys fees that Landlord actually incurs as a result of Landlord receiving any notice of intent to file a mechanic's, or other, lien described herein; as a result of any such petition to file a mechanic's, or other, lien; or as a result of any such mechanic's, or other, lien being established against the building or any part thereof, or against the Premises, or any part thereof.

     33. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. This Lease shall be construed in accordance with the laws of the state of Maryland. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties thereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency or other statutory remedy. Tenant further agrees that it shall not interpose any counterclaim(s) in a summary proceeding or in any action based on holdover or non-payment of rent and/or additional charges.

     34. BROKERAGE. Tenant and Landlord each covenants and agrees that it has had no dealings with any broker or agent in connection with this Lease, except for Bright Realty Advisors and W.F. Chester Real Estate, Inc., and each covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses and liability for any compensation, commissions and charges claimed by any broker or agent in respect of this Lease or the negotiation thereof with whom Tenant or Landlord, as the case may be, is claimed to have had dealings.

     35. TENANT REPRESENTATIVE. Name and telephone number of Tenant representative to be contacted in the event of emergency: Jack Booz
(301) 262-5164.

     36. NO OFFER. The submission of this Lease does not constitute a binding or irrevocable option or offer by Landlord to lease the Premises to Tenant on the terms herein set forth, or on any other terms. Neither Landlord nor Tenant shall be bound or legally obligated in any way until such time as this Lease is fully executed by both parties hereto, and executed counterparts thereof are delivered to each of the parties. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one Lease.

     37.  TENANT'S RIGHT TO AUDIT.

     (1) Audit Threshold. In the event Tenant's proportionate share of Common Facilities Costs increases by more than twenty percent (20%) in any Lease Year, Tenant may audit Landlord's common area operating costs in order to verify the accuracy of Common Facilities Costs charges provided that:

          (a) Tenant specifically designates the fiscal year(s) that Tenant intends to audit, which shall be a year within three (3) years of the date of the audit but must be within the Term of this Lease; and

          (b) Such audit will be conducted only during regular business hours at the office where Landlord maintains CAM expense records and only after Tenant gives Landlord fourteen (14) days notice.

     (2) Copy of Audit. Tenant shall deliver to Landlord a copy of the result of such audit within fifteen (15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit.

     (3) Tenant Not in Default. No audit shall be conducted any time that Tenant is in default of any of the terms of the Lease.

     (4) Limits for Subtenants and Assignees. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

     38.  MISCELLANEOUS.

     (a) Except for Tenant's obligation to pay rent and additional rental, the time of Landlord or Tenant, as the case of may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strike, lockouts, civil commotions, war-like operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, acts of God, or other causes beyond the control of the party whose performance is required. If Landlord shall be prevented from delivering the Premises to Tenant for causes beyond the control of Landlord, then the commencement and expiration of the Term shall be extended accordingly.

     (b) In the event that Tenant shall seek the approval by or consent of Landlord and Landlord shall fail or refuse to give such consent or approval in respect of any matter where Landlord is required either by this Lease or by law, not to unreasonably withhold its consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent of Landlord, but only shall be entitled to bring an action for injunction or specific performance.

     (c) This Lease and the Riders and Exhibits attached hereto, if any, set forth all the covenants, promises, assurances, agreements, and understandings between Landlord and Tenant concerning the Premises and supersede and revoke any previous negotiation, arrangements, letters of interest, offers to lease, lease proposals, and information conveyed.

     (d) Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Maryland. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and title in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease have been stricken out or added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     (e) In the event Tenant defaults under any of the terms of this Lease, Tenant shall pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord as a result thereof. Tenant shall be liable for such attorney fees whether or not Landlord institutes legal proceedings. However, where legal proceedings are instituted by Landlord against Tenant, and said proceedings result in a monetary judgment in favor of Landlord, those responsible attorneys fees for which Tenant shall be liable to Landlord shall not be less than 15% of said judgment.

     (f) Any and all sums of money required to be paid by Tenant under this Lease, whether or not designated as "additional rent" shall nevertheless be deemed as "additional rent" and shall be collectible as rent.

     (g) This written agreement constitutes the entire agreement and understanding of the parties, and there are no other, prior or contemporaneous, written or oral agreements, undertakings, promises, warranties or covenants not contained herein. This Lease cannot be modified or amended except in a writing signed by both parties.

          AS WITNESS the hands and seals of the parties hereto the day and year first above written.


WITNESS:                            LANDLORD:
                                    GLENN DALE BUSINESS CENTER, L.L.C.


   ???????????????                  By: /s/ Lawrence G. Rief         (Seal)
--------------------------              ----------------------------------
                                            Lawrence G. Rief

WITNESS:                            TENANT:
                                    ASSOCIATED PACKAGING ENTERPRISES, INC.


   ???????????????                  By: /s/ Edward J. Cooksey        (Seal)
--------------------------              ----------------------------------
                                            Edward J. Cooksey, President

     STATE OF MARYLAND, CITY/COUNTY OF CARROLL MARYLAND, to wit:

     On this 31st day of July, 1997, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared LAWRENCE G. RIEF, MEMBER of the above named Landlord, and he acknowledged the above Lease to be the act of the said Landlord.

     IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

                                         Carol M. Baker          Carol M. Baker
                                         ---------------             NOTARY
                                         Notary Public                SEAL
     My Commission Expires: 11/6/00                           Carroll County, MD

     STATE OF MARYLAND, CITY/COUNTY OF ANNE ARUNDEL, to wit:

     On this 24th day of July, 1997, before me, the subscriber, a Notary Public of the state aforesaid, personally appeared EDWARD J. COOKSEY, PRESIDENT of the above named Tenant, and he acknowledged the above Lease to be the act of the said Tenant.

     IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.


                                          Diane F. Maher
                                          -----------------------
                                          Notary Public

My Commission expires: 10/1/97
                       --------------

                                      EXHIBIT A

                         (Main Level and Lower Level Plan)

                                      EXHIBIT A-1


                                    (Map of Location)

                           GLENN DALE BUSINESS CENTER, L.L.C.

                                        EXHIBIT B

                              CONSTRUCTION SPECIFICATIONS


     A. Landlord will, at its cost and expense, do the following with respect to the Premises described hereunder. Paint and clean the existing 500 square foot office. All existing building systems operational as of the date of delivery to Premises to Tenant by Landlord. For first year of Lease only, Landlord will pay for all major replacements of heating equipment in excess of $1,000, if such replacements are not covered by existing warranty and existing warranty (to be assigned to Tenant as of the Commencement Date of the Lease,) and which are not caused by Tenant's negligence or intentional misconduct. If Tenant properly exercises its option to expand, then upon receipt of Tenant's expansion notice, Landlord will re-tile existing office floor, install two (2) dedicated one
          (1) 110 volt outlet in office area for copy and fax. Install temporary air conditioning for office area. Install warehouse gas heating units. Tenant shall have use of a single office in the office pod of the building which will have temporary air conditioning. Install protection around electrical boxes in warehouse area. Within the first year of the Lease, Landlord will also separately meter or sub-meter Tenant's gas and electric. In the event Tenant is not relocated, then the following work shall be done by Landlord on or before August 1, 1998:

          Raise overhead door height (of one door) at interior loading dock to ten (10) feet or higher;

          Re-tile existing office floor;

          Exterior glass entrance door with a sidelight window on either side of entrance door so that there will be two (2) windowed offices;

          1,000 square feet of office space in addition to existing warehouse office to be divided as follows (subject to revision prior to approval of construction drawings: reception area, conference room, 3 office);

          Create three (3) restrooms: one (1) warehouse, one (1) office ladies, one (1) office mens;

          Install any walls necessary to divide the Premises from the balance of the space (cinder block with sheetrock with protection);

          Existing center HVAC ductwork to be removed;

          Rear offices in warehouse area to be demolished;

     B. The following shall be incorporated in the construction of the Premises by the party indicated, but all labor, material and equipment therefor shall be at Tenant's sole cost and expense. All other items necessary in order to constitute the Premises as a fully tenantable unit.

     C. Except as otherwise indicated, Tenant accepts the Premises in "As is" condition as of the date of the execution of this Lease.

     All work included in or in addition to the foregoing shall be subject to Landlord's approval as to design, materials and details.

     D.   Provisions governing work performed by Tenant.

          1. All work performed by Tenant shall be performed in a first class and workmanlike manner and with new materials.

          2. Tenant shall be responsible for obtaining all permits required in connection with the performance of its work.

          3. Before Tenant or its contractors commence any work, they shall arrange with Landlord for allocation of space for storage of equipment and materials and for access to the site of the work. Storage of all materials and equipment shall be confined to the areas from time to time designated by Landlord, and access to the site of the work by Tenant's contractors, and their employees and suppliers shall be confined to the routes from time to time designated by Landlord.

     4. Connections for utility service for Tenant and its contractors during the construction period shall not be made without prior notice to Landlord and without making arrangements satisfactory to Landlord for payment by Tenant for such connections and service.

     5. Tenant shall not engage any contractor for work respecting the Premises without Landlord's prior written approval of such contractor.

     6. Tenant shall require its contractors to comply with all requirements of Landlord regarding coordination of work in the property.

     7. Tenant shall cause its contractors to remove and dispose of debris, rubbish, surplus materials and temporary structures resulting from Tenant's work in the Premises, as may be necessary to avoid interference with construction or when directed by Landlord.

     8. Tenant shall cause its contractors to take all reasonable precautions to protect other work on the property from any damage owing to work performed by Tenant's contractors; and Tenant shall indemnify Landlord for any damage to any such other work caused by Tenant's contractors.

     9. If required by Landlord, Tenant shall cause its contractors to furnish performance and labor and material payment bonds from a reputable surety company and which shall include Tenant, Landlord, and other designees of Landlord as obligees, without cost to Landlord or its designees.

     10. If, in the opinion of Landlord's insurer, builder's risk insurance is required to be carried on the improvements made by Tenant, in order to prevent Landlord or its contractors from being deemed co-insurers under the builder's risk insurance carried on the improvements constructed by Landlord, Tenant shall carry builder's risk insurance on the work performed by Tenant in such form and amounts as may be required by Landlord's insurer.

     11. All work performed by Tenant shall be performed in compliance with applicable requirements.

     12. Tenant shall cause its contractors to furnish the customary one year warranty against defects in workmanship and materials and in the event the Term does not commence or is terminated prior to the expiration of the warranty period, Landlord shall be entitled to the benefit of such warranties, which are hereby assigned to Landlord.

     13. If any labor dispute is caused by or related to any of Tenant's contractors, subcontractors, or suppliers, Tenant shall, upon Landlord's demand, cause the contractor, subcontractor or supplier causing, involved in or related to such labor dispute to immediately cease work and deliveries in the Center until further notice from Landlord.

     14. If Tenant shall perform any work or make any improvements to the Premises not conforming to the plans and specifications approved by Landlord, then Tenant's shall upon request by Landlord promptly make any changes needed to bring such work or improvements into conformity with the approved plans and specs. If Tenant fails to make such requested changes promptly upon request by Landlord, then Landlord may cause such changes to be made at Tenant's expense; and Tenant shall pay the costs of such work as if such work were assigned to be done by the Landlord under Section B of this Exhibit B.

     15. Landlord shall have no responsibility or liability whatever for any materials or equipment stored by Tenant or its contractors either in the Premises or elsewhere in the property pursuant to paragraph 3 above. If Tenant desires insurance protection for such materials and equipment, it shall arrange for coverage at its expense.

                         GLENN DALE BUSINESS CENTER, LLC
                                   EXHIBIT C
                           COMMON FACILITIES COSTS

     Operating costs for the common facilities shall mean, for the purpose of Paragraph 23 of the Lease, the total expenses incurred in operating and maintaining the common facilities and any appurtenances thereto and facilities thereof (or in or on unpaved outdoor areas of the property or adjacent public streets or rights of way) or operating and maintaining leased facilities not for the exclusive use of any warrant of the building, including but not limited to the following:

     1. Gardening, landscaping and maintenance of grass, trees, and shrubbery;

     2. All premiums for all insurance carried by the Landlord on the property, and on any equipment and systems in or pertaining to the building or property, including but not limited to public liability insurance, property, damage insurance, automobile insurance, sign insurance, fire and extended coverage insurance, boiler liability and casualty insurance, and plate glass insurance (may be billed separately if fiscal year end and insurance year differ);

     3. Watchman service and other security service(s) and security equipment for the building (but not for individual leased Premises);

     4.  Water and sewer charges for the property;

     5. Any costs, charges, and expenses incurred by Landlord in connection with any change of any company providing any utility service to the Premises, including, without limitation, maintenance, repair, installation, and service costs associated therewith;

     6. Building, repairs, replacements and maintenance which is the responsibility of the Landlord and all other repairs, replacements and maintenance in and to the property, including but not limited to: paving, plate glass, sprinkler system (if applicable), restroom facilities (if any) (and utility conduits and plumbing fixtures pertaining thereto) vehicle area lighting facilities, energy saving installations of any nature, drainage facilities and other utility conduits and facilities in the vehicle areas, and in unpaved areas of the property or adjacent public streets, pumping stations and force mains (on and/or off site) utilized for sanitary, sewer and water service in the property, signs and wiring, retaining walls, curbs, gutters, fences, sidewalks, steps, escalators, elevators and ramps (if any) in the property or other outdoor areas or public streets; exclusive of casualty loss replacements covered by insurance, and exclusive of capital improvements;

     7.  Cleaning;

     8. Utility charges (if any) for lighting the vehicle areas, signs, and operating pumping stations, force mains and other like facilities;

     9.  Vehicle area line painting and removal of snow and ice;

     10. Collection and removal of trash from the common facilities and outdoor areas, (if undertaken by Landlord);

     11. Power and fuel for operating equipment and systems and for operating vehicles and equipment used for cleaning, maintenance and snow removal;

     12. Salaries of personnel directly engaged in operating, cleaning and maintaining the property (including security personnel and parking attendants), and all related payroll charges and taxes.

                              GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT is given this 31st day of July, 1997 by JEROME MURPHY, Jointly and Severally, having an address at __________________________ ____________________________________; EDWARD COOKSEY, Jointly and Severally,
having an address at ________________________________________________________;
and JACK BOOZ, Jointly and Severally, having an address at ___________________ ___________________________________________ (collectively, the "Guarantor")
jointly and severally, to GLENN DALE BUSINESS CENTER L.L.C. (the "Landlord"), with respect to a Lease (the "Lease") dated of even date herewith between Landlord and ASSOCIATED PACKAGING ENTERPRISES, INC. ("Tenant"), for premises in the Glenn Dale Business Center.

     WITNESSETH: As an inducement to Landlord to execute the Lease, and in consideration thereof, Guarantor agrees with Landlord as follows:

     1. Guarantor represents that it owns all of the issued and outstanding capital stock of Tenant, that Tenant is a duly organized corporation, and that all corporate action requisite for Tenant's execution of the Lease has been duly taken.

     2. Guarantor unconditionally guarantees to Landlord the full and prompt payment of all rent and additional rent required to be paid by Tenant under the Lease, the full and prompt performance and observance of all obligations required to be performed and observed by Tenant under the Lease, and the prompt payment of all other obligations and damages for which Tenant may be legally liable to Landlord. Guarantor's liability hereunder shall not exceed the amount equal to all rent and additional rent due under the Lease for the twelve months immediately following a default which causes Guarantor's liability hereunder.

     3. Guarantor's liability hereunder shall be primary and not secondary, and shall be joint and several with that of Tenant. Landlord may proceed against Guarantor under this Guaranty Agreement without initiating or exhausting its remedy or remedies against Tenant, and may proceed against Tenant and/or Guarantor separately or concurrently. If Landlord releases any rights it may have against any party primarily or secondarily liable on the Lease, such release shall not affect Guarantor's liability under this Guaranty.

     4. In any action brought by Landlord under Paragraph 2 of this Guaranty, Guarantor shall not interpose or be entitled to the benefit of any defenses that are not or would not be available to Tenant if the same action were brought by Landlord against Tenant, including, but not limited to, defenses based upon modifications of the Lease, upon extensions, indulgences, or forebearances granted to Tenant, upon delay by Landlord in enforcing Tenant's obligations under the Lease, or upon failure of Landlord to notify Guarantor of any Lease modifications or any extensions, indulgences, or forebearances granted to Tenant; and Guarantor expressly waives all defenses negated by this Paragraph 4.

     5. Any notices given to Tenant under or with respect to the Lease shall be conclusively deemed to have been simultaneously given to Guarantor.

     6. Guarantor's liability under this Guaranty Agreement shall not in any way be affected by any assignment of the Lease or a subletting of the premises demised under the Lease.

     7. No discharge, modification, impairment or limitation of the obligations of Tenant to its creditors generally, or to Landlord under the Lease, under any law relating to bankruptcy, insolvency, arrangements with creditors or corporate reorganizations, shall in any way affect or discharge Guarantor's obligations hereunder, and, to that end, Guarantor specifically waives any right of indemnification that it may have against Tenant. If any trustee, receiver or conservator of Tenant appointed under any Federal or State law relating to bankruptcy, insolvency, arrangements with creditors or corporate reorganization, rejects the Lease pursuant to any right to do so under any such law, Guarantor's obligations hereunder shall not thereby be affected but shall remain in full force and effect the same as if Lease had not been rejected but continued in force.

     8. If Landlord files any action against Guarantor to collect rent or additional rent payable under the Lease or any other sum for which Tenant is legally liable to Landlord, and a judgment is rendered for Landlord with respect thereto, then Guarantor shall pay all reasonable counsel fees incurred by Landlord in such action.

     9. Within ten (10) days after Landlord's written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing setting forth any amendments to this Guaranty and stating whether or not this Guaranty is in full force and effect and setting forth what reasons or defenses, if any, support any claim that this Guaranty is not in full force and effect. Guarantor acknowledges that such statement may be required in order for Landlord to consummate a sale or mortgage loan, and that a purchaser or mortgagee will be entitled to rely on such statement.

     10. Guarantor consents to suit in the State and Federal Courts of the State of Maryland on or with respect to this Guaranty Agreement. Guarantor waives any objection to the venue of any action filed by Landlord against Guarantor in any State or Federal court of Maryland and waives any claim of forum non conveniens or for transfer of any such action to any other court. Guarantor hereby irrevocably appoints The Corporation Trust Company and its successors as process agent to receive service of process for Guarantor in any action brought on or with respect to this Guaranty in the State or Federal Courts of the State of Maryland. If the said Corporation Trust Company shall cease to perform such functions for foreign corporations, then Landlord may appoint a bonded company performing such functions as process agent. Guarantor authorizes Landlord, as Guarantor's attorney-in-fact, to deliver a copy or photocopy of this Guaranty Agreement to the process agent at any time (including delivery made simultaneously with service of process) to evidence such appointment of such process agent and Guarantor shall promptly reimburse Landlord for any fees and other expenses required to be paid to said process agent in connection with its acceptance of such appointment.

     In lieu of services upon the said process agent, service of process may be made upon Guarantor in any action or with respect to this Guaranty by mailing such process to Guarantor by U.S. Certified Mail, Return Receipt Requested, or U.S. Registered Mail, at the address to which notices may be sent to Guarantor under this Guaranty Agreement.

     Nothing herein shall be deemed to preclude Landlord from obtaining service of process upon Guarantor in any other manner permitted by the laws of the State of Maryland and the Rules of the Court of Appeals of Maryland.

     11. IN THE EVENT THAT ANY SUM DUE HEREUNDER IS NOT PAID WITHIN FIFTEEN
(15) DAYS OF THE DATE WHEN DUE, THE GUARANTORS AUTHORIZE THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THEM AND ENTER JUDGMENT BY CONFESSION FOR THE PRINCIPAL BALANCE THEN OUTSTANDING UNDER THIS GUARANTY AGREEMENT, TOGETHER WITH INTEREST, COURT COSTS AND AN ATTORNEY'S FEE EQUAL TO 15% OF THE SUMS ORIGINALLY GUARANTEED HEREUNDER.

     12. Guarantor acknowledges that this Guaranty Agreement has been delivered in the State of Maryland concurrently with delivery of the Lease and shall be governed by the laws of the State of Maryland.

     13. Any action, proceeding or counterclaim brought by Landlord or Guarantor against the other with respect to any matter arising out of or in any way connected with the Lease or this Guaranty shall be tried by the court alone, sitting without a jury.

     14. If this Guaranty is executed by more than one party, the term "Guarantor" shall be deemed to apply to such parties jointly and severally. The use of the neuter gender herein shall be deemed to mean the correct gender applicable to the Guarantor, and the use of the singular shall include the plural as the context may require.

     15. Guarantor shall, upon request of Landlord, promptly join in the execution of all stipulations and agreements referred to in the Lease.

     16. Any notice which Landlord may elect to send to Guarantor shall be binding upon the Guarantor if mailed to it at the addresses set forth in the first paragraph of this Guaranty or to the Guarantor's last address known to Landlord, by U.S. Certified Mail, Return Receipt Requested, or U.S. Registered Mail.

     17. Guarantor waives acceptance of this Guaranty.

     18. The Guaranty Agreement shall be binding upon the successors of Guarantor and the term "Guarantor", as used herein, includes such successors.
 This Guaranty Agreement shall inure to the benefit of Landlord's successors and assigns, and the term "Landlord", as used herein, includes such successors and assigns. The term "Tenant", as used herein, includes the permitted successors and assigns of Tenant.

     IN WITNESS WHEREOF, this Guaranty under seal has been duly signed and sealed by the Guarantor, as of the day and year first above written.


WITNESS:                                GUARANTOR:


[Name Illegible]                        /s/ Jerome Murphy            (SEAL)
---------------------------             ------------------------------
                                        Jerome Murphy
                                        Social Security No: ###-##-####


WITNESS:                                GUARANTOR:


[Name Illegible]                        /s/ Edward Cooksey            (SEAL)
---------------------------             ------------------------------
                                        Edward Cooksey
                                        Social Security No: ###-##-####


WITNESS:                                GUARANTOR:


[Name Illegible]                        /s/ Jack Booz                 (SEAL)
---------------------------             ------------------------------
                                        Jack Booz
                                        Social Security No: ###-##-####


     STATE OF MARYLAND, CITY/COUNTY OF ANNE ARUNDEL, to wit:

     I HEREBY CERTIFY, that on this 24th day of July, 1997, before me, a Notary Public of the State aforesaid, personally appeared JEROME MURPHY who acknowledged that he executed the foregoing instrument for the purposes herein contained.

     WITNESS, my hand and Notarial Seal.

                                             /s/ Diane F. Maher
                                             ------------------------------
                                             Notary Public

     My Commission Expires: 10-1-97

     STATE OF MARYLAND, CITY/COUNTY OF ANNE ARUNDEL, to wit:

     I HEREBY CERTIFY, that on this 24th day of July, 1997, before me, a Notary Public of the State aforesaid, personally appeared EDWARD COOKSEY who acknowledged that he executed the foregoing instrument for the purposes herein contained.

     WITNESS, my hand and Notarial Seal.

                                             /s/ Diane F. Maher
                                             ------------------------------
                                             Notary Public

     My Commission Expires: 10-1-97


     STATE OF MARYLAND, CITY/COUNTY OF ANNE ARUNDEL, to wit:

     I HEREBY CERTIFY, that on this 24th day of July, 1997, before me, a Notary Public of the State aforesaid, personally appeared JACK BOOZ who acknowledged that he executed the foregoing instrument for the purposes herein contained.

     WITNESS, my hand and Notarial Seal.

                                             /s/ Diane F. Maher
                                             ------------------------------
                                             Notary Public

     My Commission Expires: 10-1-97